EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter
2010 Earnings and Dividend Declaration

Warren, Pennsylvania – October 25, 2010

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2010 of $15.5 million, or $0.14 per diluted share.  This represents an increase of $3.4 million over the same quarter last year when net income was $12.1 million, or $0.11 per diluted share, and a decrease of $650,000 compared to the quarter ended June 30, 2010 when net income was $16.1 million, or $0.15 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 4.72% and 0.76% compared to 7.48% and 0.68% for the same quarter last year and 4.95% and 0.79% for the quarter ended June 30, 2010.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share payable on November 18, 2010, to shareholders of record as of November 4, 2010.  This represents the 64th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report another quarter of solid earnings despite the challenges of the current economic and interest rate environment.  During the quarter, our net interest margin improved to 3.63% from 3.47% for the prior quarter and 3.54% for the same quarter last year.  Other components of income remained relatively stable and our earnings were fairly consistent with the previous quarter.  Our financial division was successful in restructuring $695.0 million of FHLB borrowings, extending the average maturities of these borrowings by almost four years, while reducing interest cost by approximately $1.0 million annually.  Finally, we experienced strong lending and deposit growth.  Loans increased by $47.6 million for the quarter and $293.0 million year-to-date while deposits increased $40.0 million for the quarter and $144.5 million year-to-date.  Most encouraging was our growth in non-interest bearing checking accounts of $21.0 million for the quarter and $68.5 million year-to-date.”

Net interest income increased by $9.9 million, or 17.3%, to $66.7 million for the quarter ended September 30, 2010, from $56.8 million for the quarter ended September 30, 2009, which was primarily attributable to an increase in interest income from loans receivable and a decrease in the cost of deposits.  Interest income on loans receivable increased by $3.7 million, or 4.7%, to $83.4 million as the Company’s average outstanding loans increased by $400.8 million, or 7.8%.  Interest expense on deposits decreased by $5.7 million, or 24.3%, to $17.8 million as a result of a decrease in market interest rates and a continued change in the mix of deposits as lower-cost transaction accounts grew more rapidly than other types of deposits.

The provision for loan losses increased by $41,000, or 0.4%, to $9.9 million for the quarter ended September 30, 2010, from $9.8 million a year ago.  As of September 30, 2010, the allowance for loan losses was $77.2 million, or 1.38% of total loans, compared to $67.8 million, or 1.32% of total loans, as of September 30, 2009.  Loans 90 days or more delinquent were $103.5 million as of September 30, 2010, compared to $117.1 million as of September 30, 2009.

Noninterest income decreased by $157,000, or 1.1%, to $13.8 million for the quarter ended September 30, 2010, from $14.0 million for the quarter ended September 30, 2009.  The Company recorded other-than-temporary impairment on investment securities of $392,000 for the quarter ended September 30, 2010 compared to $891,000 for the comparable quarter in 2009 as the fair value of the investment portfolio has increased over the past year.  Mortgage banking income decreased from $1.3 million last year, to $752,000 for the quarter ended September 30, 2010 as a result of the Company significantly decreasing the percentage of mortgage loans that were sold into the secondary market.  Service charges and fees increased by $938,000, or 10.6%, to $9.8 million for the quarter ended September 30, 2010 primarily as a result of loan production and an increase in the types of deposit accounts which typically generate fees.  Also making a positive contribution to noninterest income was insurance commission income which increased by $662,000, or 90.6%, to $1.4 million for the quarter ended September 30, 2010 due to the acquisition of Veracity Benefits Design, Inc., an employee benefits firm specializing in services to employer and employee groups.  Partially offsetting these increases was a write-down of real estate owned, which increased to $2.0 million for the quarter ended September 30, 2010, from $62,000 for the quarter ended September 30, 2009.  This increase was primarily the result of a write-down on a parcel of property located in south Florida due to further deterioration of the market value of the property.

Noninterest expense increased by $4.0 million, or 9.0%, to $49.0 million for the quarter ended September 30, 2010, from $45.0 million in the prior year.  This increase is primarily a result of increases in compensation and employee benefits, office operations, processing expenses and professional services.  Compensation and employee benefits expenses increased by $1.3 million, or 5.5%, to $24.6 million for the quarter ended September 30, 2010.  This increase is primarily attributable to an increase in health insurance expense and the expense of the employee stock ownership plan.  Office operations expense increased by $1.2 million, to $4.5 million for the quarter ended September 30, 2010.  This increase was entirely due to a large check kiting fraud.  Processing expenses increased by $642,000, to $5.9 million for the quarter ended September 30, 2010.  This increase is primarily due to the additional costs associated with annual software maintenance and software license fees.  Professional services increased by $458,000, to $1.1 million for the quarter ended September 30, 2010.  This increase is primarily a result of additional consulting fees related to bank compliance programs and fees associated with the restructuring of our FHLB borrowings.

Net income for the nine-month period ended September 30, 2010 of $44.8 million, or $0.41 per diluted share, represents an increase of $13.2 million, or 41.5% compared to net income of $31.6 million, or $0.29 per diluted share, for the nine-month period ended September 30, 2009.  The annualized returns on average shareholders’ equity and average assets were 4.57% and 0.74%, respectively, for the current nine-month period compared to 6.68% and 0.60%, respectively, in the prior year.

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc., through its subsidiary Northwest Savings Bank, currently operates 171 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida.  Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services.  The Company also operates 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	(Unaudited)
	September 30,	December 31,
Assets	2010	2009
Cash and cash equivalents	$113,477	69,265
Interest-earning deposits in other financial institutions	561,634	1,037,893
Federal funds sold and other short-term investments	632	632
Marketable securities available-for-sale (amortized cost of $862,747 and $1,059,177)	884,158	1,067,089
Marketable securities held-to-maturity (fair value of $409,784 and $0)	399,324	-
Total cash, interest-earning deposits and marketable securities	1,959,225	2,174,879

Loans held for sale	18,020	1,164
Mortgage loans - one- to four- family	2,451,848	2,334,538
Home equity loans and lines of credit	1,102,252	1,067,584
Consumer loans	263,717	286,292
Commercial real estate loans	1,356,051	1,238,217
Commercial business loans	400,574	371,670
Total loans receivable	5,592,462	5,299,465
Allowance for loan losses	(77,245)	(70,403)
Loans receivable, net	5,515,217	5,229,062

Federal Home Loan Bank stock, at cost	63,242	63,242
Accrued interest receivable	27,590	25,780
Real estate owned, net	22,998	20,257
Premises and Equipment, net	126,999	124,316
Bank owned life insurance	131,009	128,270
Goodwill	171,682	171,363
Other intangible assets	4,419	4,678
Other assets	120,404	83,451
Total assets	$8,142,785	8,025,298

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$555,491	487,036
Interest-bearing demand deposits	783,749	768,110
Savings deposits	1,977,249	1,744,537
Time deposits	2,452,451	2,624,741
Total deposits	5,768,940	5,624,424
Borrowed funds	876,068	897,326
Advances by borrowers for taxes and insurance	12,698	22,034
Accrued interest payable	1,725	4,493
Other liabilities	65,038	57,412
Junior subordinated debentures	103,094	103,094
Total liabilities	6,827,563	6,708,783

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized, 110,806,418 shares
and 110,641,858 shares issued, respectively	1,108	1,106
Paid-in-capital	829,929	828,195
Retained earnings	520,419	508,842
Unallocated common stock of Employee Stock Ownership Plan	(28,851)	(11,651)
Accumulated other comprehensive loss	(7,383)	(9,977)
Total shareholders' equity	1,315,222	1,316,515
Total liabilities and shareholders' equity	$8,142,785	8,025,298

Equity to assets	16.15%	16.40%
Tangible common equity to assets	14.30%	14.53%
Book value per share	$11.87	$11.90
Tangible book value per share	$10.28	$10.31
Closing market price per share	$11.18	$11.27
Full time equivalent employees	1,879	1,867
Number of banking offices	171	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	September 30,		June 30,
	2010	2009	2010
Interest income:
Loans receivable	83,372	79,637	81,734
Mortgage-backed securities	6,534	6,580	6,706
Taxable investment securities	489	1,242	599
Tax-free investment securities	3,090	2,716	2,853
Interest-earning deposits	524	253	512
Total interest income	94,009	90,428	92,404

Interest expense:
Deposits	17,772	23,472	18,973
Borrowed funds	9,587	10,114	9,704
Total interest expense	27,359	33,586	28,677

Net interest income	66,650	56,842	63,727
Provision for loan losses	9,871	9,830	7,896
Net interest income after provision
for loan losses	56,779	47,012	55,831

Noninterest income:
Impairment losses on securities	(1,830)	(3,727)	(1,824)
Noncredit related losses on securities not expected
to be sold (recognized in other comprehensive income)	1,438	2,836	1,606
Net impairment losses	(392)	(891)	(218)
Gain on sale of investments, net	17	97	94
Service charges and fees	9,821	8,883	9,902
Trust and other financial services income	1,600	1,496	1,912
Insurance commission income	1,393	731	1,293
Loss on real estate owned, net	(2,014)	(62)	(255)
Income from bank owned life insurance	1,212	1,208	1,474
Mortgage banking income	752	1,328	29
Other operating income	1,439	1,195	1,314
Total noninterest income	13,828	13,985	15,545

Noninterest expense:
Compensation and employee benefits	24,565	23,292	24,960
Premises and occupancy costs	5,648	5,319	5,340
Office operations	4,460	3,270	2,934
Processing expenses	5,863	5,221	5,552
Marketing expenses	2,208	2,102	3,294
Federal deposit insurance premiums	2,424	2,381	2,148
Professional services	1,126	668	583
Amortization of intangible assets	725	701	759
Real estate owned expense	654	838	712
Other expense	1,375	1,195	1,875
Total noninterest expense	49,048	44,987	48,157

Income before income taxes	21,559	16,010	23,219
Income tax expense	6,068	3,956	7,078

Net income	15,491	12,054	16,141

Basic earnings per share	$0.14	$0.11 *	$0.15

Diluted earnings per share	$0.14	$0.11 *	$0.15

Annualized return on average equity	4.72%	7.48%	4.95%
Annualized return on average assets	0.76%	0.68%	0.79%

Basic common shares outstanding	108,340,566	109,056,008 *	108,227,678
Diluted common shares outstanding	108,914,069	109,505,921 *	108,960,333

* - Adjusted for 2.25 to 1 exchange ratio.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Nine months ended
	September 30,
	2010	2009
Interest income:
Loans receivable	245,852	240,400
Mortgage-backed securities	19,385	20,858
Taxable investment securities	2,086	4,138
Tax-free investment securities	8,627	8,376
Interest-earning deposits	1,601	415
Total interest income	277,551	274,187

Interest expense:
Deposits	58,149	72,555
Borrowed funds	28,991	30,418
Total interest expense	87,140	102,973

Net interest income	190,411	171,214
Provision for loan losses	26,568	27,347
Net interest income after provision
for loan losses	163,843	143,867

Noninterest income:
Impairment losses on securities	(1,994)	(12,417)
Noncredit related losses on securities not expected
to be sold (recognized in other comprehensive income)	1,287	7,236
Net impairment losses	(707)	(5,181)
Gain on sale of investments, net	2,194	377
Service charges and fees	28,625	24,867
Trust and other financial services income	5,345	4,349
Insurance commission income	3,828	2,039
Loss on real estate owned, net	(2,293)	(3,934)
Income from bank owned life insurance	3,852	3,596
Mortgage banking income	773	6,442
Other operating income	3,613	2,886
Total noninterest income	45,230	35,441

Noninterest expense:
Compensation and employee benefits	75,381	69,957
Premises and occupancy costs	16,990	16,521
Office operations	10,631	9,575
Processing expenses	17,111	15,483
Marketing expenses	6,945	5,046
Federal deposit insurance premiums	6,720	6,161
FDIC Special Assessment	-	3,288
Professional services	2,437	1,899
Amortization of intangible assets	2,266	2,371
Real estate owned expense	2,265	1,770
Other expense	5,063	4,186
Total noninterest expense	145,809	136,257

Income before income taxes	63,264	43,051
Income tax expense	18,479	11,404

Net income	44,785	31,647

Basic earnings per share	$0.41	$0.29

Diluted earnings per share	$0.41	$0.29

Annualized return on average equity	4.57%	6.68%
Annualized return on average assets	0.74%	0.60%

Basic common shares outstanding	108,299,515	109,007,874
Diluted common shares outstanding	108,959,585	109,338,435

* - Adjusted for 2.25 to 1 exchange ratio.

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data - unaudited
(Dollars in thousands)

	Three months ended			Nine months ended
	September 30,			September 30,
	2010		2009	2010	2009
Allowance for loan losses
Beginning balance	$75,417		66,777	70,403	54,929
Provision	9,871		9,830	26,568	27,347
Charge-offs mortgage	(682)		(417)	(1,947)	(1,300)
Charge-offs consumer	(3,040)		(1,679)	(7,705)	(4,515)
Charge-offs commercial	(4,811)		(7,176)	(11,563)	(9,701)
Recoveries	490	#	440	1,489	1,015
Ending balance	$77,245		67,775	77,245	67,775

Net charge-offs to average loans, annualized	0.58%		0.68%	0.48%	0.40%

	September 30,			December 31,
	2010		2009	2009	2008
Nonperforming loans	$151,217		117,138	124,626	99,203
Real estate owned, net	22,998		19,838	20,257	16,844
Nonperforming assets	$174,215		136,976	144,883	116,047

Nonperforming loans to total loans	2.70%		2.27%	2.35%	1.91%

Nonperforming assets to total assets	2.14%		1.92%	1.81%	1.67%

Allowance for loan losses to total loans	1.38%		1.32%	1.33%	1.06%

Allowance for loan losses to nonperforming loans	51.08%		57.86%	56.49%	55.37%

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data - unaudited
(Dollars in thousands)

Loans past due schedule
(Number of loans and dollar amount of loans)

	September 30,			December 31,
	2010		*	2009		*	2008		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	97	$6,696	0.3%	350	$27,998	1.2%	392	$32,988	1.3%
Consumer loans	993	9,874	0.7%	1,100	11,226	0.8%	1,157	11,295	0.9%
Multifamily and commercial RE loans	76	12,445	0.9%	85	16,152	1.3%	99	18,901	1.8%
Commercial business loans	55	5,130	1.3%	48	3,293	0.9%	86	7,700	2.2%
Total loans past due 30 days to 59 days	1,221	$34,145	0.6%	1,583	$58,669	1.1%	1,734	$70,884	1.4%

Loans past due 60 days to 89 days:
One- to four- family residential loans	76	$6,505	0.3%	85	$6,772	0.3%	101	$7,599	0.3%
Consumer loans	413	3,679	0.3%	392	3,029	0.2%	379	2,836	0.2%
Multifamily and commercial RE loans	36	12,358	0.9%	35	5,811	0.5%	54	8,432	0.8%
Commercial business loans	36	2,304	0.6%	26	2,474	0.7%	45	3,801	1.1%
Total loans past due 60 days to 89 days	561	$24,846	0.4%	538	$18,086	0.3%	579	$22,668	0.4%

Loans past due 90 days or more:
One- to four- family residential loans	251	$27,552	1.1%	279	$29,373	1.3%	223	$20,435	0.8%
Consumer loans	600	11,936	0.9%	727	12,544	0.9%	687	9,756	0.7%
Multifamily and commercial RE loans	186	41,605	3.1%	199	49,594	4.0%	155	43,828	4.1%
Commercial business loans	104	22,431	5.6%	124	18,269	4.9%	114	25,184	7.1%
Total loans past due 90 days or more	1,141	$103,524	1.9%	1,329	$109,780	2.1%	1,179	$99,203	1.9%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of September 30, 2010 - unaudited:
(Dollars in thousands)

Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)

Pennsylvania	$2,055,065	83.2%	1,189,160	87.1%	1,161,039	66.1%	4,405,264	78.9%
New York	146,241	5.9%	107,596	7.9%	336,060	19.1%	589,897	10.5%
Ohio	26,637	1.1%	17,947	1.3%	46,234	2.6%	90,818	1.6%
Maryland	214,710	8.7%	36,976	2.7%	170,226	9.7%	421,912	7.5%
Florida	27,215	1.1%	14,290	1.0%	43,066	2.5%	84,571	1.5%
Total	$2,469,868	100.0%	1,365,969	100.0%	1,756,625	100.0%	5,592,462	100.0%

(1) - Percentage of total mortgage loans
(2) - Percentage of total consumer loans
(3) - Percentage of total commercial loans
(4) - Percentage of total loans

Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)

Pennsylvania	$18,828	0.9%	9,328	0.8%	41,854	3.6%	70,010	1.6%
New York	782	0.5%	199	0.2%	767	0.2%	1,748	0.3%
Ohio	134	0.5%	135	0.8%	219	0.5%	488	0.5%
Maryland	774	0.4%	1,029	2.8%	14,169	8.3%	15,972	3.8%
Florida	7,034	25.8%	1,245	8.7%	7,027	16.3%	15,306	18.1%
Total	$27,552	1.1%	11,936	0.9%	64,036	3.6%	103,524	1.9%

(5) - Percentage of mortgage loans in that geographic area
(6) - Percentage of consumer loans in that geographic area
(7) - Percentage of commercial loans in that geographic area
(8) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Supplementary data - unaudited
(Dollars in thousands)

Marketable securities available-for-sale as of September 30, 2010:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$10,014	-	(1)	10,013

Debt issued by government sponsored enterprises:
Due in one year - five years	1,986	117	-	2,103
Due in five years - ten years	7,074	737	-	7,811

Equity securities	954	95	(93)	956

Municipal securities:
Due in one year - five years	3,099	176	-	3,275
Due in five years - ten years	35,944	1,596	-	37,540
Due after ten years	171,960	4,391	(497)	175,854

Corporate trust preferred securities:
Due in one year or less	100	-	-	100
Due in one year - five years	500	-	-	500
Due after ten years	25,530	288	(7,021)	18,797

Mortgage-backed securities:
Fixed rate pass-through	114,015	8,282	(5)	122,292
Variable rate pass-through	181,804	8,120	(24)	189,900
Fixed rate non-agency CMO	15,476	93	(1,187)	14,382
Fixed rate agency CMO	28,622	1,243	-	29,865
Variable rate non-agency CMO	6,083	150	(180)	6,053
Variable rate agency CMO	259,586	5,241	(110)	264,717

Total mortgage-backed securities	605,586	23,129	(1,506)	627,209

Total marketable securities available-for-sale	$862,747	30,529	(9,118)	884,158

Marketable securities held-to-maturity as of September 30, 2010:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Debt issued by government sponsored enterprises:
Due in one year - five years	$26,500	84	-	26,584

Municipal securities:
Due after ten years	81,116	1,485	(31)	82,570

Mortgage-backed securities:
Fixed rate pass-through	32,168	1,012	-	33,180
Variable rate pass-through	9,996	135	-	10,131
Fixed rate agency CMO	221,772	7,306	-	229,078
Variable rate agency CMO	27,772	469	-	28,241

Total mortgage-backed securities	291,708	8,922	-	300,630

Total marketable securities held-to-maturity	$399,324	10,491	(31)	409,784

Issuers of mortgage-backed securities as of September 30, 2010:
Fannie Mae	$327,849	11,746	(123)	339,472
Ginnie Mae	264,415	9,697	(8)	274,104
Freddie Mac	258,273	10,365	(2)	268,636
Non-agency	46,757	243	(1,373)	45,627
Total	$897,294	32,051	(1,506)	927,839

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended September 30,
	2010			2009
	Average	Interest	Avg.	Average	Interest	Avg.
	Balance		Yield/	Balance		Yield/
			Cost			Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,569,014	83,753	6.00%	5,168,204	80,006	6.15%
Mortgage-backed securities (c)	853,714	6,534	3.06%	714,548	6,580	3.68%
Investment securities (c) (d)	378,145	5,243	5.55%	351,741	5,422	6.17%
FHLB stock	63,242	-	-	63,143	-	-
Other interest-earning deposits	706,829	524	0.29%	328,447	253	0.30%

Total interest-earning assets	7,570,944	96,054	5.06%	6,626,083	92,261	5.54%

Noninterest earning assets (e)	591,977			512,804

Total assets	$8,162,921			7,138,887

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,071,708	2,203	0.82%	842,069	1,591	0.75%
Interest-bearing demand accounts	778,597	244	0.12%	746,125	555	0.30%
Money market accounts	903,278	1,301	0.57%	766,742	1,908	0.99%
Certificate accounts	2,446,317	14,024	2.27%	2,578,266	19,418	2.99%
Borrowed funds (f)	898,618	8,150	3.60%	892,081	8,665	3.85%
Junior subordinated debentures	103,094	1,437	5.45%	103,094	1,449	5.50%

Total interest-bearing liabilities	6,201,612	27,359	1.75%	5,928,377	33,586	2.25%

Noninterest bearing liabilities	648,905			566,250

Total liabilities	6,850,517			6,494,627

Shareholders' equity	1,312,404			644,260

Total liabilities and shareholders' equity	$8,162,921			7,138,887

Net interest income/ Interest rate spread		68,695	3.31%		58,675	3.29%

Net interest-earning assets/ Net interest margin	$1,369,332		3.63%	697,706		3.54%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22X			1.12X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine months ended September 30,
	2010			2009
	Average	Interest	Avg.	Average	Interest	Avg.
	Balance		Yield/	Balance		Yield/
			Cost			Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,461,244	246,941	6.05%	5,185,359	241,604	6.19%
Mortgage-backed securities (c)	794,691	19,385	3.25%	712,593	20,858	3.90%
Investment securities (c) (d)	371,587	15,358	5.51%	364,437	17,025	6.23%
FHLB stock	63,242	-	-	63,143	-	-
Other interest-earning deposits	833,157	1,601	0.25%	232,852	415	0.24%

Total interest-earning assets	7,523,921	283,285	5.04%	6,558,384	279,902	5.67%

Noninterest earning assets (e)	577,252			491,480

Total assets	$8,101,173			7,049,864

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,022,259	6,472	0.85%	822,401	4,649	0.76%
Interest-bearing demand accounts	772,584	962	0.17%	733,714	2,102	0.38%
Money market accounts	881,983	4,768	0.72%	733,956	6,703	1.22%
Certificate accounts	2,492,344	45,947	2.46%	2,526,660	59,101	3.13%
Borrowed funds (f)	898,320	24,728	3.68%	948,981	26,020	3.67%
Junior subordinated debentures	103,094	4,263	5.45%	106,531	4,398	5.44%

Total interest-bearing liabilities	6,170,584	87,140	1.89%	5,872,243	102,973	2.34%

Noninterest bearing liabilities	623,875			545,623

Total liabilities	6,794,459			6,417,866

Shareholders' equity	1,306,714			631,998

Total liabilities and shareholders' equity	$8,101,173			7,049,864

Net interest income/ Interest rate spread		196,145	3.15%		176,929	3.33%

Net interest-earning assets/ Net interest margin	$1,353,337		3.48%	686,141		3.60%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22X			1.12X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended			Three months ended
	September 30, 2010			June 30, 2010
	Average	Interest	Avg.	Average	Interest	Avg.
	Balance		Yield/	Balance		Yield/
			Cost			Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,569,014	83,753	6.00%	5,465,373	81,866	6.03%
Mortgage-backed securities (c)	853,714	6,534	3.06%	792,412	6,706	3.39%
Investment securities (c) (d)	378,145	5,243	5.55%	376,206	4,989	5.30%
FHLB stock	63,242	-	-	63,242	-	-
Other interest-earning deposits	706,829	524	0.29%	845,947	512	0.24%

Total interest-earning assets	7,570,944	96,054	5.06%	7,543,180	94,073	5.02%

Noninterest earning assets (e)	591,977			584,203

Total assets	$8,162,921			8,127,383

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,071,708	2,203	0.82%	1,033,707	2,236	0.87%
Interest-bearing demand accounts	778,597	244	0.12%	785,619	319	0.16%
Money market accounts	903,278	1,301	0.57%	901,439	1,630	0.73%
Certificate accounts	2,446,317	14,024	2.27%	2,470,706	14,788	2.40%
Borrowed funds (f)	898,618	8,150	3.60%	895,650	8,283	3.71%
Junior subordinated debentures	103,094	1,437	5.45%	103,094	1,421	5.45%

Total interest-bearing liabilities	6,201,612	27,359	1.75%	6,190,215	28,677	1.86%

Noninterest bearing liabilities	648,905			632,037

Total liabilities	6,850,517			6,822,252

Shareholders' equity	1,312,404			1,305,131

Total liabilities and shareholders' equity	$8,162,921			8,127,383

Net interest income/ Interest rate spread		68,695	3.31%		65,396	3.16%

Net interest-earning assets/ Net interest margin	$1,369,332		3.63%	1,352,965		3.47%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22X			1.22X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.